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                                                                    EXHIBIT 11

                  COMPUTATION OF EARNINGS (LOSS) PER SHARE

                LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES
                   (in thousands, except per share amouts)

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
                                                                         Quarter Ended September 30
                                                                      -------------------------------
                                                                         1995                 1994
                                                                      ----------            ---------

PRIMARY:
   Average common shares outstanding . . . . . . . . . . . . . . . .      20,149                20,100
   Common stock equivalents under Non-Employee Directors Long Term
    Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . .          18                    35
                                                                      ----------            ----------
           Total Shares  . . . . . . . . . . . . . . . . . . . . . .      20,167                20,135
                                                                      ==========            ==========

   Loss from continuing operations . . . . . . . . . . . . . . . . .  $ (194,230)           $   (7,350)
   Loss from discontinued operations . . . . . . . . . . . . . . . .          --                (5,500)
                                                                      ----------            ----------
           Net loss  . . . . . . . . . . . . . . . . . . . . . . . .  $ (194,230)           $  (12,850)
                                                                      ==========            ==========

   Per share amounts:
       Loss from continuing operations  . . . . . . . . . . . . . . . $    (9.63)           $    (0.37)
       Loss from discontinued operations  . . . . . . . . . . . . . .         --                 (0.27)
                                                                      ----------            ----------
           Net loss . . . . . . . . . . . . . . . . . . . . . . . . . $    (9.63)           $    (0.64)
                                                                      ==========            ==========

FULLY DILUTED:
   Average common shares outstanding  . . . . . . . . . . . . . . . .     20,149                20,100
   Common stock equivalents under Non-Employee Directors Long Term
    Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . .         18                    35
                                                                      ----------            ----------
           Total Shares . . . . . . . . . . . . . . . . . . . . . . .     20,167                20,135
                                                                      ==========            ==========

   Loss from continuing operations  . . . . . . . . . . . . . . . . . $ (194,230)           $   (7,350)
   Loss from discontinued operations  . . . . . . . . . . . . . . . .         --                (5,500)
                                                                      ----------            ----------
           Net loss . . . . . . . . . . . . . . . . . . . . . . . . . $ (194,230)           $  (12,850)
                                                                      ==========            ==========

   Per share amounts:
       Loss from continuing operations  . . . . . . . . . . . . . . . $    (9.63)           $    (0.37)
       Loss from discontinued operations  . . . . . . . . . . . . . .         --                 (0.27)
                                                                      ----------            ----------
           Net loss . . . . . . . . . . . . . . . . . . . . . . . . . $    (9.63)           $    (0.64)
                                                                      ==========            ==========

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